 Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-208710) of OHI Healthcare Properties Limited Partnership and in the related Prospectus of our reports dated August 9, 2017, with respect to the consolidated financial statements and schedules of OHI Healthcare Properties Limited Partnership, and the effectiveness of internal control over financial reporting of OHI Healthcare Properties Limited Partnership, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Baltimore, Maryland
August 9, 2017

I-13